EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

       STOCK PURCHASE AGREEMENT, entered into effective as of March 6, 2006, by and among Turquoise Partners, LLC, a New York limited liability company located at c/o Arnold P. Kling, 712 Fifth Avenue - 11th Floor, New York, New York 10019 (the "SELLING SHAREHOLDER"), and R&R Biotech Partners, LLC, a Delaware limited liability company located at 1270 Avenue of the Americas, 16th Floor, New York, New York 10020 (the "PURCHASER").

                             BACKGROUND INFORMATION
                             ----------------------

       This Agreement sets forth the terms and conditions upon which Purchaser is acquiring from the Selling Shareholder and the Selling Shareholder is selling and delivering to the Purchaser, free and clear of all liabilities, obligations, claims, liens and encumbrances, an aggregate of Nine Million Four Hundred Fifty Thousand (9,450,000) shares of the Common Stock, $.001 par value, of Twin Lakes, Inc., a Nevada corporation, (the "COMPANY") (the "SHARES") held in the name of the Selling Shareholder, which amount represents approximately seventy three percent (73%) of the common stock currently issued and outstanding.

                              OPERATIVE PROVISIONS
                              --------------------

                                    ARTICLE 1
                                    ---------

                         Purchase and Sale of Securities
                         -------------------------------

       1.1 SECURITIES TO BE SOLD. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.4 hereof, the Selling Shareholder shall sell and deliver to the Purchaser good, valid and marketable title to the Shares, free and clear of all liabilities, obligations, claims, liens and encumbrances, by delivering to the Purchaser one or more stock certificates representing the Shares, duly endorsed in blank or accompanied by one or more stock powers duly endorsed in blank, and in form for transfer satisfactory to counsel for the Purchaser.

       1.2 PURCHASE PRICE OF THE SECURITIES. The aggregate purchase price to be paid by the Purchaser to the Selling Shareholder for the Shares shall be Sixty Thousand and No/100 Dollars ($60,000) (the "PURCHASE PRICE").

       1.3 PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Selling Shareholder contained herein, and in consideration of the sale and delivery of the Shares, the Purchaser shall pay the Purchase Price at the Closing, by wire transfer or by delivery of a certified bank or cashier's check, made payable to Turquoise Partners, LLC.

       1.4 CLOSING. The closing of the sale and purchase of the Shares shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, New York 10022 or such time and place as may be agreed to by the parties but no later than March 31, 2006 (the "CLOSING").


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       (a)    At the  Closing,  the  Selling  Shareholder  shall  deliver to the
              Purchaser:

              (i) certificates for the Shares, in negotiable form, in the number of Shares for each of the Purchaser in the amount set forth in the signature pages annexed hereto.

              (ii) an executed copy of this Agreement (or a photocopy or facsimile thereof).

       (b)    At the  Closing,  the  Purchaser  shall  deliver  to  the  Selling
              Shareholder:

              (i) the Purchase Price in the form of a certified bank or cashier's check or wire transfer pursuant to wiring instructions to be provided by the Selling Shareholder, and

              (ii) an executed copy of this Agreement (or a photocopy or facsimile thereof).

       Each party shall be responsible for all fees and costs incurred by it or on its behalf in connection with the negotiation of this Agreement and the Closing.

                                    ARTICLE 2
                                    ---------

            Representations and Warranties of the Selling Shareholder
            ---------------------------------------------------------

       The Selling Shareholder represents, warrants and agrees as follows:

       2.1 TITLE TO SECURITIES. The Shares are free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for certain restrictions on transfer imposed by federal and state securities laws. The Selling Shareholder has full and unrestricted legal right, power and authority to sell, assign and transfer the Shares to Purchaser without obtaining the consent or approval of any other person or governmental authority, and the delivery of such Shares to Purchaser pursuant to this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims and restrictions of every kind, except for certain restrictions on transferability imposed by federal and state securities laws. The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any provision of any agreement by which the Selling Shareholder is bound.

         2.2 AUTHORIZATION. When executed and delivered by Selling Shareholder, this Agreement will constitute the valid and binding obligations of the Selling Shareholder, enforceable in accordance with its terms.

         2.3 CONSENT. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority or private person or entity on the part of Selling Shareholder are required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as shall have been duly taken or effected prior to the Closing.

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                                    ARTICLE 3
                                    ---------

           Representations, Warranties and Covenants of the Purchaser
           ----------------------------------------------------------

       The Purchaser represent and warrant to, and covenant with, the Selling Shareholder as follows:

       3.1 AUTHORIZATION. When executed and delivered by the Purchaser, this Agreement will constitute the valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms.

       3.2 NO CONTRACTUAL VIOLATION. Neither the execution, delivery nor performance of this Agreement by the Purchaser, including the consummation by the Purchaser of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of the any contract, commitment, indenture or other agreement, or of any other private restriction of any kind, to which any of the Purchaser is a party or by which any of the Purchaser are otherwise bound.

       3.3 INVESTIGATION. Purchaser has made an independent investigation of the Company and is not relying on any representations or information written or verbal, from the Company or the Selling Shareholder except as set forth in the Company's filings under the Securities Exchange Act of 1934, and in this Agreement.

       3.4 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended and is acquiring the Shares for investment purposes; and understands the risk and other factors related to the Shares of the Company, including the possible loss of its investment.

       3.5 LEGEND. The Purchaser understands that the Shares will bear a customary legend restricting resales of the securities represented thereby unless such securities are registered under the Securities Act of 1933, as amended or an exemption is available therefrom and that neither the Selling Shareholder nor the Company is under any obligation to undertake any registration of the Shares.

                                    ARTICLE 4
                                    ---------

                       Additional Agreements and Covenants
                       -----------------------------------

       The parties further agree and covenant as follows:

       4.1 DELIVERY OF ADDITIONAL INSTRUMENTS ON REQUEST. Each party agrees to execute and deliver or cause to be executed and delivered at the Closing, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other party may reasonably request for the purpose of fully effecting the transactions herein contemplated.


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       4.2  AGREEMENTS  AS TO  CONDITIONS.  Each  party  agrees  to use its best efforts to satisfy each and every of the conditions set forth in Sections 6 and 7, respectively, of this Agreement.

       4.3 CONFIDENTIALITY. The parties hereto will maintain in confidence written, oral or other information obtained from the other party regarding this transaction or any other information unless such information is or becomes publicly available through no fault of such party or the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

       4.4 PUBLIC ANNOUNCEMENTS. The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, except where such disclosure is required by applicable securities laws.

       4.5 BROKERAGE FEE. The parties hereto agree to indemnify and hold harmless the other from and against any and all claims, losses, liabilities or expenses which may be asserted against or suffered by any as a result of any broker, finder or other person claiming any fee or commission by reason of services rendered or alleged to have been rendered for or at the instance of a particular party hereto with respect to the negotiation or execution of this Agreement or to the delivery of the consideration herein specified.

                                    ARTICLE 5
                                    ---------

                                 Indemnification
                                 ---------------

       5.1 INDEMNIFICATION. The Selling Shareholder shall indemnify and hold harmless the Purchaser at all times from and after the date of this Agreement against and in respect of all demands, claims, actions, liabilities, damages, losses, judgments, assessments, costs and expenses (including without limitation interest, penalties and attorney fees) asserted against, resulting to, imposed upon or incurred by the Purchaser, directly or indirectly, and arising from a breach of any representation or warranty, made or to be performed by the Selling Shareholder under this Agreement (individually a "CLAIM" and collectively, the "CLAIMS").


       Notwithstanding the foregoing, the Purchaser shall only be entitled to indemnification hereunder if Purchaser gives notice of a Claim to the Selling Shareholder in accordance with Section 5.2 by that day which is one year from the date of Closing. ADDITIONALLY, IN NO EVENT SHALL THE AGGREGATE AMOUNT OF LOSSES FOR WHICH THE PURCHASER HAS THE RIGHT TO SEEK INDEMNIFICATION FROM THE SELLING SHAREHOLDER EXCEED SIXTY THOUSAND AND 00/100 DOLLARS ($60,000).


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       5.2  NOTIFICATION.  The Purchaser shall, upon becoming aware or being put on notice of the existence of a Claim with respect to which Purchaser may be entitled to indemnification pursuant to this Article 5, promptly notify the Selling Shareholder in writing of such matter at the address specified on the signature page to this Agreement.

       5.3 SETTLEMENT AND DEFENSE OF CLAIMS. Except as hereinafter provided, upon receiving notice in accordance with section 5.2, the Selling Shareholder shall have the right to settle at its own cost and expense all Claims which are susceptible of being settled or defended, and to defend, through counsel of his own choosing and at his own cost and expense, any third party action which may be brought in connection therewith; provided, that the Selling Shareholder shall be required to keep Purchaser fully and currently informed as to all settlement negotiations and the progress of any litigation; and provided further that the Purchaser shall have the right to fully participate in the defense and settlement of any Claim at their own expense.

                                    ARTICLE 6
                                    ---------

                     Conditions to Closing by the Purchaser
                     --------------------------------------

       The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the satisfaction at or prior to the Closing of each of the following conditions, and if the Purchaser shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Purchaser shall have no liability to the Selling Shareholder.

       6.1 TRUTHFULNESS OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

       6.2 PERFORMANCE. Each of the agreements of the Selling Shareholder to be performed or complied with at or before the Closing pursuant to the terms hereof shall have been duly performed or complied with.

       6.3 CONSENTS. All consents to the consummation of the transactions contemplated herein which are required in order to prevent a breach of, or a default under, the terms of any agreement to which the Selling Shareholder are a party or is bound shall have been obtained.

       6.4 NO LITIGATION THREATENED. No action or proceeding shall have been instituted or, to the knowledge of the Selling Shareholder, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Purchaser or the Selling Shareholder as a result of which the Purchaser deem it inadvisable to proceed with the transaction.

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                                    ARTICLE 7
                                    ---------

                Conditions to Closing by the Selling Shareholder
                ------------------------------------------------

       The obligation of the Selling Shareholder to consummate the transactions herein contemplated shall be subject to the satisfaction of the Purchaser on or prior to the Closing of each of the following conditions, and if the Seller shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Selling Shareholder shall have no liability to the Purchaser.


       7.1 TRUTHFULNESS OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

       7.2 PERFORMANCE. Each of the agreements of the Purchaser to be performed or complied with on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with.

       7.3 NO LITIGATION THREATENED. No action or proceeding shall have been instituted or, to the knowledge of the Purchaser, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Selling Shareholder or Purchaser as a result of which the Selling Shareholder deems it inadvisable to proceed with the transaction.

                                    ARTICLE 8
                                    ---------

                            Miscellaneous Provisions
                            ------------------------

       8.1 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address appearing on the preamble or the signature page to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

       8.2 BINDING AGREEMENTS; ASSIGNABILITY. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees and successors of the respective parties hereto and shall not be assignable by the Purchaser without the prior written approval of the Selling Shareholder.


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       8.3 ENTIRE AGREEMENT.  This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each party.

       8.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

       8.5 HEADINGS. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

       8.6 APPLICATION OF NEW YORK LAW; VENUE. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New York. Venue for any legal action which may be brought hereunder shall be deemed to lie in Nassau or Suffolk County, New York.

       8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                                              The Selling Shareholder
                                              ---------------------------------
Number of Shares Being Sold:
-----------------------------

                                              TURQUOISE PARTNERS, LLC
9,450,000 Shares

                                              ---------------------------------
                                              Signature

                                              By: Arnold P. Kling
                                              Its: Managing Member




                                              Purchaser
                                              ---------

                                              R&R BIOTECH PARTNERS, LLC

                                              ----------------------------------
                                              Signature

                                              By: Thomas Pinou
                                              Its: Chief Financial Officer



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